Exhibit 99.1

Investor Presentation January 2013
Safe Harbor Statement Statements contained in this presentation that state the Company's or management's expectations or predictions of the future are forward- looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "believe," "expect," "should," "estimates," and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero's annual reports on Form 10^K and quarterly reports on Form 10^Q, filed with the Securities and Exchange Commission, and available on Valero's website at www.valero.com. 2
Valero Energy Today World's largest independent refiner 16 refineries 3 million barrels per day (BPD) of throughput capacity, with average capacity of 190,000 BPD (187,000 BPD excluding Aruba) Approximately 6,800 branded marketing sites Nearly 1,900 sites in U.S. and Canada Retail segment Announced intention to separate Retail segment One of the largest renewable fuels companies 10 efficient corn ethanol plants with total of 1.1 billion gallons/year (72,000 BPD) of nameplate production capacity All plants located in resource-advantaged U.S. corn belt Diamond Green Diesel JV under construction (renewable diesel from waste cooking oil and animal fat) 10,000 BPD capacity, 50% to Valero Approximately 22,000 employees 3
Refinery Capacities (000 bpd) Capacities (000 bpd) Nelson Index Refinery Total Through-put Crude Oil Nelson Index Corpus Christi 325 205 20.6 Houston 160 90 15.1 Meraux 135 135 10.2 Port Arthur 310 290 12.7 St. Charles 270 190 15.2 Texas City 245 225 11.1 Three Rivers 100 95 12.4 Gulf Coast 1,545 1,230 14.0 Ardmore 90 86 12.0 McKee 170 168 9.5 Memphis 195 180 7.5 Mid-Con 455 434 9.2 Pembroke 270 220 11.8 Quebec City 235 230 7.7 North Atlantic 505 450 9.7 Benicia 170 145 15.0 Wilmington 135 85 15.8 West Coast 305 230 15.3 Total or Avg. 2,810 2,344 12.4 Valero's Geographically Diverse Operations 4 Shutdown in March 2012 235,000 bpd capacity Nelson Index of 8
(CHART) Update on Potential Retail Separation Investors and analysts have treated Valero mainly as a refiner, ignoring higher potential value of retail segment as shown in chart below Making progress on our plan to separate our retail business and unlock value for shareholders Submitted a request for a private letter ruling to the IRS in October Corner Stores Holdings, Inc. has filed a draft registration statement with the SEC Intent is to distribute to VLO shareholders 80% of Corner Store equity to trade on the NYSE under the ticker symbol "CST" Expect separation to complete late 1Q13 or early 2Q13 subject to timing of filing and regulatory agencies 5 4.2x 5.2x Source: Factset as of 7/19/12, NTM = Next 12-months consensus estimate EV / NTM EBITDA Differential of Retailers versus Valero Energy
Valero's Retail Segment Network 6 U.S. U.S. Canada Canada Total Total Owned 828 81% 296 35% 1,124 60% Leased land, and/or improvements 199 19% 474 56% 673 36% Cardlock 0 0% 79 9% 79 4% Total 1,027 100% 849 100% 1,876 100% As of September 30, 2012
Valero's Retail Segment Performance 7 Retail achieved record operating income in 2011, and highest quarter on record in 2Q12. Margins started off well in 4Q12 (CHART) Valero Retail Segment EBITDA (CHART) Number of Valero Retail Segment Sites Note: includes all Canadian motorist and cardlock sites reported in Canadian results
VLO Well-Positioned to Benefit from Changing Market Trends Atlantic Basin refining closures reducing excess capacity U.S. competitively exporting into growing and undersupplied markets Expect abundant and growing U.S. shale oil and Canadian production to provide feedstock cost advantage Low-cost U.S. natural gas provides competitive advantage Increasing Valero's yield of distillates, which have higher margins and global growth 8
(CHART) Atlantic Basin Closures Reduce Excess Capacity Capacity closures have been concentrated in the Atlantic Basin: U.S. East Coast, Caribbean, Western Europe; expect more will occur Combined with poor reliability and low utilization in Latin American refineries and demand growth in Latin America, creates opportunity for competitive refineries to export quality products 9 (CHART) Sources: Industry and Consultant reports and Valero estimates
(CHART) (CHART) Product Margins Responding to Atlantic Basin Closures 10 With recent closures, Atlantic Basin product margins have increased from prior year levels Market focused on gasoline margin improvements earlier in 2012, but more significant impact may be strong diesel support due to tightness in diesel balances U.S. product stocks for the distillate products (diesel and jet) are near or below 5-year lows, providing margin support Source: Argus, 4Q11 and 4Q12 quarter-to-date pricing is through 12-31-12 /bbl
The transition of the U.S. refining system to being a net exporter to the world market has mitigated the impact of declining domestic demand Large quantities of U.S. diesel and gasoline exports to Latin America and diesel exports to Europe Strong international demand has been "pulling" products and paying higher values than in the U.S Valero's share of U.S. exports has averaged 20% to 25% over the past few years U.S. Shifted to Net Exporter 11 (CHART) U.S. Demand for Refined Products and Net Trade MMBPD U.S. Petroleum Demand Excluding Ethanol and Non-Refinery NGL's (Refined Product Demand) Net Imports Net Exports Implied Total Production of U.S. Refined Products Note: Implied production = Petroleum demand excluding ethanol and non-refinery NGLs minus product net imports; Source: EIA, Consultant and Valero estimates Implied Production of U.S. Refined Products for Domestic Use
U.S. Refining Capacity Is Globally Competitive 12 U.S. refiners in PADDs 2, 3, and 4 have higher utilization due to structural advantages of increasing access to discounted crude feedstocks and low-cost energy via natural gas PADD 1 and Europe have lower utilization due to structural disadvantages of higher crude oil and operating costs Industry capacity expansions will continue to put pressure on marginal refineries in less- competitive regions, including recent restarts of previously closed capacity Source: EIA and IEA, data as of October 2012 (CHART) Refinery Utilization by PADD, Trailing 12-months These regions have less- competitive capacity "Mid-con" "Gulf Coast" "West Coast" "Rockies" "East Coast"
Rapid Growth in U.S. Crude Supply 13 (CHART) Shale oil production growth and Mid-Continent heavy-up projects are rapidly increasing domestic light, sweet crude supplies This has created a bottleneck of crude oil that has exceeded the capacity of inland refineries and needs to move to markets outside of the Mid-Continent NGLs and condensate supplies also increasing rapidly and must move to market Source: Valero estimates; Note: Import volumes include light and medium crudes between 28 and 50 API with less than 0.7% sulfur U.S. GC Light/Medium Sweet Imports First 10-months 2012 - 490 MBPD
Rapid Growth in Logistics to U.S. Gulf Coast 14 (CHART) Logistics capacity to move inland crude from the Mid-Continent and Texas to the U.S. Gulf Coast is expanding quickly to debottleneck the inland markets Bakken logistics capacity is primarily unit-trains that can go to any site with unloading capacity, including both coasts Source: Consultants, company announcements and Valero estimates Note: Import volumes include light and medium crudes between 28 and 50 API with less than 0.7% sulfur U.S. GC Light/Medium Sweet Imports First 10-months 2012 - 490 MBPD U.S. Total Shale Crude Supply in 2016 (estimated)
(CHART) Expect U.S. and Canadian Crude Supply to Provide Feedstock Cost Advantage 15 Light/Medium Sweet Crude Imports to U.S. Gulf Coast Movements of inland crude to the U.S. Gulf Coast have caused Gulf Coast light/medium sweet crude imports to decline by about 1 MMBPD since 2010 Expect all Gulf Coast light/medium crude imports could be pushed out of PADD III in 2013 Expect LLS will go from structural ~$2/bbl premium to structural discount under Brent Expect Brent priced light sweet crudes to set global prices for waterborne crude and feedstocks Also, expect growing volumes of Canadian heavy sours to eventually reach U.S. Gulf Coast Note: Import volumes include light and medium crudes between 28 and 50 API with less than 0.7% sulfur
LLS Discount to Brent Improves Gulf Coast Competitiveness 16 (CHART) Source: Argus, 2012 data through 12-31-12 Brent 5-3-2 products crack, product prices set by Brent Brent is the marginal Atlantic Basin crude LLS Medium sour (e.g. Mars) Heavy sour (e.g. Maya) Medium and heavy continue to have wide cracks versus products In 2012, LLS flipped from a historical premium to a discount to Brent (but we expect continued volatility) LLS pricing-benefit will accrue to Valero's lighter capacity on the Gulf Coast plus Memphis, which can process ~ 500,000 bpd without new investment Over time, Valero expects: The LLS (or U.S. Gulf Coast light crude) discount to Brent will become a structural cost advantage, increasing margins versus other Atlantic Basin refiners that process higher- priced, Brent-type crude
Valero has increased the amount of domestic light crudes processed as additional volumes have become available Valero has ceased all imports of foreign light crudes for its Gulf Coast and Memphis refineries Valero is evaluating potential projects to further increase its domestic light crude processing capacity Valero's Ability to Run Discounted Light Crude 17 (CHART)
Lower-Cost Natural Gas Provides Structural Advantage to U.S. Refiners 18 Note: Per barrel cost of 600,000 mmBtus/day of natural gas consumption at 90% utilization (2,529 MBPD) of Valero's capacity $1.3 billion higher pre-tax annual costs $2.6 billion higher pre-tax annual costs Expect U.S. natural gas prices will remain low and disconnected from global oil and LNG prices for foreseeable future VLO refinery operations consume up to 600,000 mmBtus/day of natural gas at full utilization, split roughly in half between operating expense and gross margin
Distillates Have Higher Margins and Faster Growth 19 Distillate (diesel, kero, jet fuel) margins are significantly higher than gasoline Distillate demand growth rate is much higher than gasoline Europe continues to be short diesel, but long marginal refining capacity and processing expensive crude oils and natural gas (CHART) Source: Argus, 2012 YTD through December 31, 2012 /bbl (CHART) World Product Demand Growth /year

Successfully Completed Port Arthur Hydrocracker

Port Arthur



St. Charles



- **57,000 BPD Port Arthur hydrocracker complete and operating above expectations**
  - Higher diesel quality with cetane numbers in the low 60s versus expected low 50s
    - Exceeds European specifications by over 10 cetane numbers
    - Provides blending opportunity to upgrade margin on lower-quality distillate production
  - Product yields exceeding expectations with total distillate yield of approximately 69% versus expected 61%
- **Estimate 60,000 BPD St. Charles HCU mechanical completion 1Q13 and operating at capacity in early 2Q13**
- **Both hydrocrackers are designed to benefit from the high crude and low natural gas price outlook**
- **Pursuing projects to expand capacity of each unit to 75,000 BPD in 2015**

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Valero's Hydrocracker Projects Show Profits Under Various Price Sets Under Various Price Sets Under Various Price Sets 21 Note: EBITDA = Pretax operating income + depreciation and amortization, excludes interest expense; see details in appendix millions
Valero Increasing Distillate Yields 22 (CHART) Source: Company Reports and EIA, yield data is for 2010; gasoline and distillate as a percent of total production volumes; distillate includes jet fuel Valero's refining system distillate yields are expected to grow from 33% in 2010 to 39% in 2013 Primary driver for increase is the completion of hydrocracker projects Recent acquisitions have also increased distillate yields (CHART)
Better Better Our goal is to be a 1st-quartile refiner Refining industry benchmark studies show our portfolio continues to improve Six refineries currently operating in 1st quartile for mechanical availability, the most important Solomon metric Saw results from improvement initiatives in 2011 and YTD 2012 2011 was first full-year with 1st quartile portfolio performance in mechanical availability 2012 is best-ever energy efficiency for refining portfolio Working diligently on weaker performers to improve entire portfolio Improving Refinery Operations 23 1st Quartile 2nd Quartile 1st Quartile 2nd Quartile 3rd Quartile 3rd Quartile Source: Solomon Associates and Valero Energy; excludes Aruba; 2012 YTD through November
Expect Large Decline in Capital Spending After Completion of Key Economic Growth Projects 24 "Stay- in- business" spending 2012 capital high due to spending on growth projects, mainly on hydrocrackers Expect a significant decline in capital spending after 2012 2013 Retail (U.S. and Canada) capital estimated at $193 million with about 75% in the strategic/economic growth category $1,610 $1,735 $1,645 $1,510 Total $2,470 Decline
Managing Financial Strength and Growing Cash Yield Expect significant contributions of free cash flow from reduced capital spending and earnings from major capital projects in 2013 Returning cash to shareholders Tripled quarterly dividend to $0.15 per share in 3Q11 and increased it again in 3Q12 to $0.175 per share Bought 10.6 million shares for $281 million in 2012 and 16.7 million shares for $347 million in 2011 Goal is to have one of the highest cash yields among peers via dividends and buybacks $2.5 billion of cash and $5.7 billion of additional liquidity on September 30 Maintaining investment grade credit rating is a priority Paid off $778 million of long-term debt in 2011 Paid off $858 million of high-interest debt in 2012, but reissued $300 million of tax-exempt bonds in May, net reduction of $558 million Net debt-to-cap ratio at 9/30/12 was 20.6% Far below credit facility covenant of 60% No other coverage-type ratios or borrowings on bank revolver 25 (CHART) Cash Returned to Shareholders (CHART) Source: EPS estimates from First Call as of 1-8-13
Valero's Strategic Priorities 26 Constant focus on safety, environmental, and regulatory compliance Maintain investment grade credit rating Continue improvement in refining portfolio performance to 1st quartile levels Complete major, value-added capital projects Optimize portfolio - continue "high-grading" strategy Evaluate dispositions of poor performing assets Converted Aruba refinery to storage and terminal operation with large reduction in operating expenses Evaluate attractively priced, strategic, and accretive acquisitions Continue to upgrade product streams Continue to return available cash to shareholders, yielding high vs. peer group Goal: Increase long-term shareholder value
We Believe Valero Is an Excellent Buy Today Seeking shareholder value creation via retail separation Well-positioned to benefit from changing market trends Atlantic Basin capacity closures have improved refining fundamentals Benefiting from strong export market Expect abundant U.S. shale and Canadian crude oil production to provide a cost advantage to U.S. Gulf Coast refiners versus global, coastal (including U.S. East Coast) light/sweet refiners Valero's hydrocracker projects take advantage of low-cost natural gas and high distillate demand and margins Improving performance and competitiveness of refining portfolio Key growth projects and falling capital expenditures should contribute significant free cash flow in 2013 Returning more cash to shareholders Goal to have one of the highest cash yields among peers (buybacks and dividends) 27
Appendix 28
Made Excellent Ethanol Acquisitions Built position for average of only 35% of estimated replacement cost 2Q09: Acquired 7 plants with 780 million gallons per year of world-scale capacity in advantaged locations 1Q10: Added 3 plants with 330 million gallons per year of capacity 29 Expect margins to improve Recently narrow margins should rationalize less competitive capacity High crude oil prices support ethanol prices International demand supporting margins 2013 corn ethanol mandate grows 4.7% over 2012 Valero's low-cost acquisitions of high-quality plants imply a competitive advantage in any margin environment Provides platform for future production of advanced biofuels
Attractive Acquisition Prices for Meraux and Pembroke 30 (CHART) @ $32 per share

2013 Strategic/Economic Growth Spending Details

Refinery	Project	Estimated Total Investment (millions)	Estimated 2013 Spend (millions)	Estimated Completion Date	Estimated Key Economic Benefit	Key Drivers/Additional Comments
McKee	25 MBPD Crude Unit Project	$130	$50	2Q14	$9 mm per year of EBITDA for every $1/bbl of Brent – WTI	Brent – WTI differential; permitting in progress
Quebec	Crude Logistics	$110-$200	$45	Early 2015	$2-$5/bbl improvement in feedstock cost	Enables substitution of cheaper North American crude oil versus more expensive imports
Houston	90 MBPD Crude Topper	$220-$280	$110	Early 2015		
Port Arthur	15 MBPD HCU Expansion	$160	$20	2015	Similar margins to base HCU project	Natural gas to diesel spread, volume expansion with high crude price
St. Charles	15 MBPD HCU Expansion	$160	$20	2015	Similar margins to base HCU project	
Port Arthur/St. Charles	HCUs and Crude Projects	$135	$110	2013 for HCUs 2014 for crude projects	Spending to complete HCUs and associated projects	
Meraux	20 MBPD HCU Expansion	$160	$60	2014	$75 - $100 mm per year EBITDA	

Note: EBITDA = Pretax operating income + depreciation and amortization, excludes interest expense

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2013 Strategic/Economic Growth Spending Details

Refinery	Project	Estimated Total Investment (millions)	Estimated 2013 Spend (millions)	Key Driver/Additional Comments
Various locations	Logistics Improvements	$365	$205	Additional logistics facilities focused on lowering feedstock costs, increasing product marketing flexibility. Projects include dock facilities, rail unloading, pipeline, and terminal projects
Various locations	Rail Car Purchase	$260	$60	Purchase 2,000 rail cars to expand fleet of rail cars to approximate 9,000 cars. Increases feedstock flexibility and access to discounted inland crudes
Various Locations	Alternative Fuels Delivery	$35	$30	Add additional facilities for ethanol receipts and sales at Pembroke and add biodiesel blending facilities at Three Rivers
Various Locations	Refinery Optimization	$185	$60	Many smaller projects to improve the efficiency and profitability of our refineries. Examples: new reactor for previous Port Arthur hydrocracker to extend runtime, energy efficiency projects, and advanced process controls
Retail	Strategic Capital	N/A	$145	New stores, remodels, and various other strategic spending

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Port Arthur Hydrocracker Project Investment Highlights Favorable economics driven by margin and volume gains Main unit is 57,000 barrels/day hydrocracker (rolling 12-month average per permit) Creates high-value products from low- value feedstocks plus hydrogen sourced from relatively inexpensive natural gas Unit has volume expansion up to 30%, but plan to optimize at 20%: 1 barrel of feedstocks yields up to 1.2 barrels of products Main products are high-quality diesel and jet fuel for growing global demand for middle distillates Located at large, Gulf Coast refinery to leverage existing operations and export logistics Also adding facilities to process over 150,000 barrels/day of high-acid, heavy sour crudes (e.g. Canadian and Latin American). This benefit is delayed until late-2014. 33 Summary of Project Status and Economics1 Summary of Project Status and Economics1 Summary of Project Status and Economics1 Estimated mechanical completion date Estimated operation date Complete Complete Complete Complete Estimated total investment (mil.) (Reduced by $94 mil. from prior estimate) $1,521 $1,521 Cumulative spend thru 3Q 2012 (mil.) $1,406 $1,406 Estimated Incremental EBITDA (Operating Income before D&A2) (mil.), Base Case Estimated Incremental EBITDA (Operating Income before D&A2) (mil.), Base Case $520 Estimated Unlevered IRR on Total Spend, Base Case Estimated Unlevered IRR on Total Spend, Base Case 23% Estimated Incremental EBITDA (Operating Income before D&A2) (mil.), 2011 Prices - LLS Estimated Incremental EBITDA (Operating Income before D&A2) (mil.), 2011 Prices - LLS $634 1See Appendix for key price assumptions; 2D&A = depreciation and amortization expense
St. Charles Hydrocracker Project Investment Highlights Favorable economics driven by margin and volume gains Main unit is 60,000 barrels/day hydrocracker Creates high-value products from low- value feedstocks plus hydrogen sourced from relatively inexpensive natural gas Unit has volume expansion up to 30%, but plan to optimize at 20%: 1 barrel of feedstocks yields up to 1.2 barrels of products Main products are high-quality diesel and jet fuel for growing global demand for middle distillates Located at large, Gulf Coast refinery to leverage existing operations 34 Summary of Project Status and Economics1 Summary of Project Status and Economics1 Summary of Project Status and Economics1 Estimated mechanical completion date Estimated operation date 1Q13 Early 2Q13 1Q13 Early 2Q13 Estimated total investment (mil.) (Increased by $165 mil. from prior estimate) $1,525 $1,525 Cumulative spend thru 3Q 2012 (mil.) $1,215 $1,215 Estimated Incremental EBITDA (Operating Income before D&A2) (mil.), Base Case Estimated Incremental EBITDA (Operating Income before D&A2) (mil.), Base Case $380 Estimated Unlevered IRR on Total Spend, Base Case Estimated Unlevered IRR on Total Spend, Base Case 17% Estimated Incremental EBITDA (Operating Income before D&A2) (mil.), 2011 Prices - LLS Estimated Incremental EBITDA (Operating Income before D&A2) (mil.), 2011 Prices - LLS $487 1See Appendix for key price assumptions; 2D&A = depreciation and amortization expense
Montreal Pipeline Project Investment Highlights Favorable economics driven by reducing transportation costs and growing volumes New pipeline with 100,000 barrels/day of throughput capacity Planned closure of Shell Montreal refinery allows Valero to place additional products into Montreal and Ontario markets Quebec refinery is largest refinery in the region with 1st-quartile performance and has a cost advantage Economic benefit builds to base case from 2013 to 2016 35 Summary of Project Status and Economics1 Summary of Project Status and Economics1 Summary of Project Status and Economics1 Estimated completion date Complete Complete Estimated total investment (mil.) $370 $370 Cumulative spend thru 3Q 2012 (mil.) $337 $337 Estimated Incremental EBITDA (Operating Income before D&A2) (mil.), Base Case Estimated Incremental EBITDA (Operating Income before D&A2) (mil.), Base Case $55 Estimated Unlevered IRR on Total Spend Estimated Unlevered IRR on Total Spend 12% 1See Appendix for key price assumptions; 2D&A = depreciation and amortization expense
Diamond Green Diesel Joint Venture Investment Highlights Building a 9,300 BPD renewable diesel plant adjacent to Valero's St. Charles refinery 50/50 JV project with Darling Int'l, a leading gatherer of used cooking oils and animal fat Uses refinery technology to produce high- quality diesel from low-quality, low-cost cooking oils and fats Diesel production qualifies as biomass- based diesel, a difficult specification under the Renewable Fuels Standard Total estimated project cost of $368 million Valero to provide 14-year term loan for up to $221 million to JV at attractive rates Base case economics assume $1.25/gal RIN value, when current market is $0.45/gal to $0.65/gal 36 Summary of JV Status and Economics1 Summary of JV Status and Economics1 Summary of JV Status and Economics1 Estimated mechanical completion date Estimated operation date Late 1Q13 Early 2Q13 Late 1Q13 Early 2Q13 Estimated Partner Equity (mil.) $106 $106 Cumulative Valero project spend thru 3Q 2012 (mil.) $133 $133 Estimated Valero EBITDA (Operating Income before D&A2) (mil.), Base Case Estimated Valero EBITDA (Operating Income before D&A2) (mil.), Base Case $55 Estimated Unlevered IRR on Partner Equity and Loan, Base Case Estimated Unlevered IRR on Partner Equity and Loan, Base Case 21% 1See Appendix for key price assumptions; 2D&A = depreciation and amortization expense
Project Price Set Assumptions 37 Commodity Base Case ($/barrel) 2008 ($/barrel) 2009 ($/barrel) 2010 ($/barrel) 2011 ($/barrel) 2012 ($/barrel) LLS Crude oil1 85.00 102.07 62.75 81.64 111.09 112.20 LLS - USGC HS Gas Oil -3.45 2.03 -2.86 -2.72 -5.75 -7.59 USGC Gas Crack 6.00 2.47 6.91 5.32 5.11 4.66 USGC ULSD Crack 11.00 20.5 7.26 8.94 13.24 15.99 Natural Gas, $/MMBTU (NYMEX) 5.00 8.90 4.16 4.38 4.03 2.71 Prices shown below are for illustrating a potential estimate for Valero's economic projects Price assumptions are based on a blend of recent market prices and Valero's price forecast 1LLS prices are roll adjusted
Project Price Sensitivities 38 EBITDA1 Sensitivities (Delta $ millions/year) Port Arthur HCU St. Charles HCU Crude oil, + $1/BBL 4 3.6 Crude oil - USGC HS Gas Oil, + $1/BBL 16.7 17.8 USGC Gas Crack, + $1/BBL 12.9 13.3 USGC ULSD Crack, + $1/BBL 18.4 20.8 Natural Gas, - $1/MMBTU 18.3 19.7 Total Investment IRR to 10% cost 1.3% 1.5% 1Operating income before depreciation and amortization expense Price sensitivities shown below are for illustrating a potential estimate for Valero's economic projects Price assumptions are based on a blend of recent market prices and Valero's price forecast

Key Drivers for a 60,000 BPD Hydrocracker

- **Key economic driver is the expected significant liquid-volume expansion of 20%, which primarily comes from the hydrogen saturation via the high-pressure, high-conversion design**
- **Designed to maximize distillate yields**

Hydrocracker Unit Feedstocks	
High-sulfur VGO	60,000 BPD
(Internally produced or purchased)	
Hydrogen	124 MMSCF/day
(via 40,000 mmbtu/day of natural gas)	

Hydrocracker Unit Products (BPD)	
Distillates (diesel, jet, kero)	44,000
Gasoline and blendstocks	24,000
LPGs	3,000
Low-sulfur VGO	1,000
Total	**72,000**

12,000 BPD (20%) volume expansion

Hydrocracker Unit Operating Costs	
Heat, power, labor, etc.	$1.50 per barrel
(per barrel amount based on hydrocracker unit volumes)	

Synergies with Plant	
With existing plant	~$1 per barrel
(per barrel amount based on hydrocracker unit volumes)	

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60,000 BPD Hydrocracker Model Estimates Under Various Price Sets

Key Drivers and Prices	2008 Prices		2009 Prices		2010 Prices		2011 Prices		2012 Prices	
LLS /bbl		$102.07		$62.75		$81.64		$111.09		$112.20
LLS – HSVGO /bbl		$2.03		-$2.86		-$2.72		-$5.75		-$7.59
GC Gasoline – LLS /bbl		$2.47		$6.91		$5.32		$5.11		$4.66
GC Diesel – LLS /bbl		$20.50		$7.26		$8.94		$13.24		$15.99
Natural Gas (NYMEX) /mmBtu		$8.90		$4.16		$4.38		$4.03		$2.71
Natural Gas to H2 cost factor $/mmBtu		1.5x		1.5x		1.5x		1.5x		1.5
H2 Consumption SCF /bbl		2,050		2,050		2,050		2,050		2,050
GC LSVGO – HSVGO /bbl		$4.28		$2.85		$3.21		$3.87		$3.14
GC LPGs – LLS /bbl		-$40.02		-$20.11		-$23.97		-$38.30		-$49.70
Feedstocks (Barrels per day)		Bbl/day		Bbl/day		Bbl/day		Bbl/day		Bbl/day
HSVGO		60,000		60,000		60,000		60,000		60,000
Hydrogen		6,709		6,709		6,709		6,709		6,709
Product Yields										
Distillates (diesel, jet, kero)	61%	43,902	61%	43,902	61%	43,902	61%	43,902	61%	43,902
Gasoline and blendstocks	33%	23,940	33%	23,940	33%	23,940	33%	23,940	33%	23,940
LPGs	4%	3,042	4%	3,042	4%	3,042	4%	3,042	4%	3,042
LSVGO	2%	1,338	2%	1,338	2%	1,338	2%	1,338	2%	1,338
Total Product Yields	100%	72,222	100%	72,222	100%	72,222	100%	72,222	100%	72,222
Volume Expansion on HSVGO		20%		20%		20%		20%		20%
Estimated Profit Model	Per Bbl	$Mil./day	Per Bbl	$Mil./day	Per Bbl	$Mil./day	Per Bbl	$Mil./day	Per Bbl	$Mil./day
Revenues	$136.87	$8.2	$82.71	$5.0	$105.85	$6.4	$143.72	$8.6	$146.33	$8.8
Less: Feedstock cost	-$109.07	-$6.5	-$69.83	-$4.2	-$88.80	-$5.3	-$120.93	-$7.3	-$122.54	-$7.4
= Gross Margin	$27.80	$1.7	$12.88	$0.8	$17.05	$1.0	$22.79	$1.4	$23.79	$1.4
Less: Cash Operating Costs	-$1.50	-$0.1	-$1.50	-$0.1	-$1.50	-$0.1	-$1.50	-$0.1	-$1.50	-$0.1
Add: Synergies	$1.70	$0.1	$0.55	$0.0	$0.03	$0.0	$0.95	$0.1	$0.95	$0.1
= EBITDA	$28.00	$1.7	$11.93	$0.7	$15.57	$0.9	$22.24	$1.3	$23.24	$1.4
Estimated Annual EBITDA ($MM/year)		$613		$261		$341		$487		$509

Note: 2012 YTD prices as December 31, 2012

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Keystone XL Pipeline Keystone XL Pipeline Presidential Permit Delay TransCanada 1,661 mile pipeline that will bring 700,000 bpd of Canadian oil into U.S. markets Expected to create 20,000 U.S. manufacturing and construction jobs; $5.2 billion tax revenue in Keystone corridor states over 20 years Canadian approval granted; waiting on U.S. regulatory approval U.S. Decision postponed until first quarter of 2013 for further analysis of route options (specifically, Nebraska) Cushing to Gulf Coast leg has been separated from the project, and has started construction. Expected to complete late 2013. 41 Source: TransCanada Corporation Western Gateway to Kitimat Trans Mountain to Vancouver Enbridge working to expand capacity to U.S. as well
U.S. Crude and Natural Gas Production - Tight Oil Supply Growth The furthest along in development are in North Dakota (Bakken) and South Texas (Eagle Ford) Each could see 500+ MBPD of growth in the next few years and potentially more thereafter Utica (Ohio) is potentially a large play, but is not as far along in development and oil production results so far have been weak Permian Basin - potentially huge Source: Map from CERA Shale Oil Plays in North America Expect supply growth will exceed regional demand, and excess will clear toward the Gulf Coast, pushing out imports The new U.S. shale plays are located in places that should provide additional barrels into the Rockies and Gulf Coast - pressuring crude imports and lowering natural gas prices 42

Global Refining Capacity Rationalization

Location	Owner	CDU Capacity Closed (MBPD)	Year Closed
Perth Amboy, NJ	Chevron	80	2008
Bakersfield,CA	Big West	65	2008
Westville, NJ	Sunoco	145	2009
Bloomfield, NM	Western	17	2009
Teesside, UK	Petroplus	117	2009
Gonfreville, France*	Total	100	2009
Dunkirk, France	Total	140	2009
Japan*	Nippon Oil	205	2009
Toyama, Japan	Nihonkai Oil	57	2009
Arpechim, Romania *	Petrom	70	2009
Cartagena*	REPSOL	100	2009
Bilboa*	REPSOL	100	2009
Arpechim, Romania	OMV	70	2010
Japan*	Cosmo	94	2010
Nadvornaja, Ukraine	Privat Group	50	2010
Montreal, Canada[1]	Shell	130	2010
Yorktown, Virginia	Western	65	2010
Reichstett, France	Petroplus	85	2010
Wilhemshaven, Germany	Phillips 66	260	2010
Ingolstadt, Germany	Bayernoil	90	2010
Cremona, Italy	Tamoil	94	2011
St. Croix, U.S.V.I,*	Hovensa	150	2011

Location	Owner	CDU Capacity Closed (MBPD)	Year Closed
Funshun, China	PetroChina	70	2011
Keihin Ohgimachi, Japan	Showa Shell	120	2011
Clyde, Australia	Shell	75	2011
Porto Marghera, Italy	ENI	70	2011
Marcus Hook, PA	Sunoco	175	2011
Harburg, Germany	Shell	107	2012
Berre, France	LyondellBassel	105	2012
Coryton, U.K.	Petroplus	220	2012
Petit Couronne, France[1]*	Petroplus	60	2012
Ingolstadt, Germany[3]	Petroplus	110	2012
St. Croix, U.S.V.I	Hovensa	350	2012
Aruba	Valero	235	2012
Gela, Italy*	ENI	50	2012
Rome, Italy	TotalErg	82	2012
Fawley, U.K.*	ExxonMobil	80	2012
Paramo, Czech Republic	Unipetrol	20	2012
Lisichansk, Ukraine	TNK-BP	175	2012
Sakaide, Japan	Cosmo Oil	140	2013
Japan	Indemitsu Kosan	100	2014
Japan	Nippon	200	2014
Kurnell, Australia	Caltex	135	2014

*Partial closure of refinery captured in capacity Note: This data represents refineries currently closed, ownership may choose to restart or sell listed refinery

Sources: Industry and Consultant reports and Valero estimates

[1]The Petit Couronne refinery has reduced capacity by 60 MBPD with Shell to supplying crude via a processing agreement at 100 MBPD starting in mid-June

[2]The Trainer refinery remains closed, but Delta Airlines has announced its intent to purchase the refinery, which would likely result in a restart of this facility

[3]The Ingolstadt refinery remians closed, but Gunvor has agreed to purchase the plant and has indicated that it may restart

43
Global Refining Capacity For Sale or Under Strategic Review 44 Location Owner CDU Capacity (MBPD) Gothenburg, Sweden Shell 80 Kapolei, HI Chevron 54 Milford Haven, UK Murphy 108 Whitegate, Ireland Phillips 66 70 Mazeikai, Lithuania PKN 190 Various Japanese Locations JX Energy 400 Incheon, South Korea SK Group 275 Kapolei, HI Tesoro 94 Okinawa, Japan Petrobras/Nansei Sekiyu 100 Brisbane, Australia (Lytton) Caltex 109 Mongstad, Norway Statoil 220 Dartmouth, Canada Imperial Oil 88 Pasadena, TX Petrobras 100 Okinawa, Japan Petrobras 100 Falconara, Italy API 80 Sources: Industry and Consultant reports and Valero estimates
Valero in the Atlantic Basin 45 45
(CHART) Continued Global Demand Growth Important to Refining Margins 46 Source: Consultant and Valero estimates World Petroleum Demand Growth Emerging markets are taking the lead in terms of global petroleum demand growth - but refining is a global business and world growth impacts refiners in every market because products are generally very storable, transportable, and fungible commodities MMBPD
(CHART) World Refinery Capacity Growth Significant new global refining additions seen in the next several years Mainly new plants in Asia and the Middle East Some investment in Latin America New capacity announcements from Brazil, Mexico, and Columbia will likely be much smaller and much later than originally announced. Others very unlikely to happen because of costs: Ecuador, Peru, Algeria, Egypt Asian demand growth has been consuming Asian refining growth Net Global Refinery Additions 47 MMBPD Source: Consultant and Valero estimates Net Global Refinery Additions = New Capacity + Restarts- Closures

Low-Cost U.S. Natural Gas Provides Competitive Advantage

- U.S. natural gas trading at a significant discount to Brent crude oil price (on energy equivalent basis)
- Expect U.S. natural gas prices will remain low and disconnected from global oil and gas prices for foreseeable future
- VLO refinery operations use up to 600,000 mmBtus/day of natural gas at full utilization, split roughly in half between operating expense and gross margin


Crude Oil versus Natural Gas Prices
/bbl
$120
$100
$80
$60
$40
$20
$0
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
Brent $112/bbl ($18.46/ mmBtu)
Asian LNG $93/bbl ($15.44/ mmBtu)
Euro. NG $57/bbl ($9.38/ mmBtu)
U.S. NG $17/bbl ($2.83/ mmBtu)

Source: Argus, 2012 = YTD through December 31, 2012; natural gas price converted to barrels using factor of 6.05x

48

(CHART) Gasoline Fundamentals 49 (CHART) USGC LLS Gasoline Crack (per bbl) U.S. Gasoline Demand (mmbpd) (CHART) Source: Argus; 2012 data through December 31 Source: DOE weekly data; 2012 data through week ending December 28 Source: DOE weekly data; 2012 data through week ending December 28 U.S. Gasoline Days of Supply U.S. Net Imports of Gasoline and Blendstocks (mbpd) Source: DOE monthly data; 2012 data through October 2012
Distillate Fundamentals 50 50 (CHART) USGC LLS On-road Diesel Crack (per bbl) U.S. Distillate Demand (mmbpd) (CHART) (CHART) Source: Argus; 2012 data through December 31 Source: DOE weekly data; 2012 data through week ending December 28 Source: DOE weekly data; 2012 data through week ending December 28 Source: DOE monthly data; 2012 data through October 2012 U.S. Distillate Days of Supply U.S. Distillate Net Imports (mbpd)
U.S. Transport Indicators: Trucking Indicators 51 ATA data through Oct-12, TSI data through Oct-12
U.S. Transport Indicators 52 Latest data Week 47, 2012 Latest data Week 47, 2012 (CHART) (CHART) (CHART)
(CHART) (CHART) Mexico Statistics Diesel Gross Imports (MBPD) Source: PEMEX, latest data November 2012 Gasoline Gross Imports (MBPD) Source: PEMEX, latest data November 2012 (CHART) Crude Unit Throughput (MBPD) Crude Unit Utilization (CHART) 53 Source: Mexico Secretary of Energy, latest data November 2012 Source: Mexico Secretary of Energy, latest data November 2012
Venezuelan Exports to the U.S. 54 (CHART) Source: EIA, October 2012
(CHART) Competitively Exporting into Growing Markets Source: DOE Petroleum Supply Monthly with data as of October 2012, Latin America includes South and Central America plus Mexico U.S. has become a net exporter of refined products due to growth in developing countries, Atlantic Basin capacity closures, Western European diesel demand, and Latin American refining operating issues U.S. Gulf Coast (PADD III) is largest source of exported products Latin America continues to be the largest U.S. export market, followed by Western Europe Latin American petroleum demand has been increasing 2.3% per year over the past 5 years versus U.S. decreasing 1.7% per year (CHART) U. S. Product Exports By Destination U. S. Product Exports By Source MMBPD 12 Month Moving Average 55
(CHART) U.S. Shifted to Net Exporter Net Imports Net Exports Note: Gasoline includes ethanol, MTBE, and other oxygenates; Source: DOE Petroleum Supply Monthly with data as of October 2012 MBPD Diesel net exports continue to rise significantly, with U.S. refiners sending a net of 906 MBPD to other countries in 2012 Gasoline net imports have fallen from almost 1 MMBPD in 2006 to only 146 MBPD in 2012 YTD Still, gasoline and blendstocks are the only product category where the U.S. remains a net importer As a result of the continued shift towards exports, U.S. net exports of petroleum products have increased from 335 MBPD in 2010 to 1,529 MBPD in 2012 YTD 56
(CHART) U.S. Gasoline Exports by Destination Gasoline exports remain at elevated levels due to the strong demand from Latin America, including Mexico Note: Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE, and other oxygenates) Source: DOE Petroleum Supply Monthly with data as of October 2012. 4 Week Average estimate from Weekly Petroleum Statistics Report and VLO estimates MBPD 57 12 Month Moving Average
U.S. Gasoline Imports by Source Gasoline imports have declined steadily since 2007 Note: Gasoline represents all finished gasoline plus all blendstocks (including ethanol, MTBE, and other oxygenates) Source: DOE Petroleum Supply Monthly with data as of October2012. 4 Week Average estimate from Weekly Petroleum Statistics Report and VLO estimates Shutdown of the Atlantic Basin refineries will keep pressure on this trend in 2012 Although the shutdown of U.S. East coast refineries will require more gasoline to balance 58 (CHART) MBPD 12 Month Moving Average
U.S. Diesel Exports by Destination Diesel exports to Latin America continue to exceed exports to Europe, but over two- thirds of diesel export growth in 2011 was to Europe Source: DOE Petroleum Supply Monthly with data as of October 2012. 4 Week Average estimate from Weekly Petroleum Statistics Report Latin America needs remain high on good demand growth and continued challenges running refineries in key countries 59 (CHART) MBPD 12 Month Moving Average
U.S. Diesel Imports by Source Diesel imports continue to fall in 2012 due to less volume from Latin America Source: DOE Petroleum Supply Monthly with data as of October 2012. 4 Week Average estimate from Weekly Petroleum Statistics Report 60 (CHART) MBPD 12 Month Moving Average
Ethanol and Retail Reconciliation of Operating Income to EBITDA Income to EBITDA Income to EBITDA 61 Retail (millions) 2005 2006 2007 2008 2009 2010 2011 3Q12 LTM U.S. Operating Income $81 $113 $154 $260 $170 $200 $213 $210 + U.S. depreciation and amortization expense $60 $60 $59 $70 $70 $73 $77 $77 = U.S. EBITDA $141 $173 $214 $330 $240 $273 $290 $287 Canada Operating Income $73 $69 $95 $109 $123 $146 $168 $126 + Canada depreciation and amortization expense $23 $27 $31 $35 $31 $35 $38 $41 = Canada EBITDA $96 $96 $126 $144 $154 $181 $206 $167
(CHART) Most Crude Oil Discounts Improving 62 $/barrel Source: Argus; 2012 year-to-date through December 31; LLS prices are roll adjusted
Regional Refinery Indicator Margins 63 Source: Argus; 2012 year-to-date through December 31; see Appendix for details on refinery configuration assumptions
Assumed Regional Indicator Margins Gulf Coast Indicator: (GC Colonial 85 CBOB A grade- LLS) x 60% + (GC ULSD 10ppm Colonial Pipeline prompt - LLS) x 40% + (LLS - Maya Formula Pricing) x 40% + (LLS - Mars Month 1) x 40% Mid-con Indicator: [(Group 3 Conv 87 Gasoline prompt - WTI Month 1) x 60% + (Group 3 ULSD 10ppm prompt - WTI Month 1) x 40%] x 60% + [(GC Colonial 85 CBOB A grade prompt - LLS) x 60% + (GC ULSD 10ppm Colonial Pipeline - LLS) x 40%] x 40% West Coast Indicator: (San Fran CARBOB Gasoline Month 1 - ANS USWC Month 1) x 60% + (San Fran EPA 10 ppm Diesel pipeline - ANS USWC Month 1) x 40% + 10% (ANS - West Coast High Sulfur Vacuum Gasoil cargo prompt) North Atlantic Indicator: (NYH Conv 87 Gasoline Prompt - ICE Brent) x 50% + (NYH ULSD 15 ppm cargo prompt - ICE Brent) x 50% LLS prices are Month 1, adjusted for complex roll Prior to 2010, GC Colonial 85 CBOB is substituted for GC 87 Conventional 64
Investor Relations Contacts For more information, please contact: Ashley Smith, CFA, CPA Vice President, Investor Relations 210.345.2744 ashley.smith@valero.com Matthew Jackson Investor Relations Specialist 210.345.2564 matthew.jackson@valero.com 65